UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

On August 28, 2013, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has notified the Company that it is extending the Prescription Drug User Fee Act goal date for the Company’s supplemental biologics license application for XIAFLEX® (collagenase clostridium histolyticum) for the treatment of Peyronie’s disease from September 6, 2013 to December 6, 2013.

The foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the press release attached hereto.

Item 8.01              Other Events.

On August 27, 2013, the Company received correspondence from the FDA notifying the Company that it is extending the Prescription Drug User Fee Act (“PDUFA”) goal date for the Company’s supplemental biologics license application for XIAFLEX® (collagenase clostridium histolyticum) for the treatment of Peyronie’s disease (“PD”) from September 6, 2013 to December 6, 2013.  The FDA has not requested that any additional clinical studies be performed prior to the revised PDUFA goal date.  The Company is continuing to prepare for commercialization of XIAFLEX for the treatment of PD, assuming FDA approval by the revised PDUFA date.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated August 28, 2013, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: August 28, 2013	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 28, 2013, issued by Auxilium Pharmaceuticals, Inc.